              As filed with the Securities and Exchange Commission
                            on December 16, 1999
                                                  Registration No. 333-
                                                                        -------
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             KERR-McGEE CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                  73-0311467
(State or other jurisdiction of           (IRS Employer Identification No.)
incorporation or organization)

                               Kerr-McGee Center
                         Oklahoma City, Oklahoma 73125
                                 (405) 270-1313
          (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                 KERR-McGEE CORPORATION PERFORMANCE SHARE PLAN
                            (Full Title of the Plan)

                                Luke R. Corbett
                             Kerr-McGee Corporation
                               Kerr-McGee Center
                         Oklahoma City, Oklahoma 73125
                                 (405) 270-1313
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                        CALCULATION OF REGISTRATION FEE


                                                                Proposed
                                        Proposed                Maximum
Title of Securities     Amount To Be    Maximum Offering        Aggregate Offering         Amount of
To Be Registered        Registered      Price Per Share         Price                      Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 Par Value
Per Share(a)            1,500,000 shs      $54.90625               $82,359,375(b)             $21,743(b)
------------------------------------------------------------------------------------------------------------

(a) Includes stock purchase rights associated with the Common Stock. (b) Pursuant to Rule 457(h)(1), under the Securities Act of 1933, computed on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 10, 1999.
===============================================================================

This Registration Statement covers 1,500,000 shares of the common stock, $1.00 par value per share ("Common Stock") of Kerr-McGee Corporation (the "Company" or the "Registrant") to be issued under the Kerr-McGee Corporation Performance Share Plan.

                                     PART I

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.

                                    PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 1-3939, are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999

         (e) Current Report on Form 8-K dated January 14, 1999 filed as of January 19, 1999

         (f) Current Report on Form 8-K/A dated January 14, 1999 filed as of January 26, 1999

         (g) Current Report on Form 8-K dated February 26, 1999 filed as of February 26, 1999

         (h) Current Report on Form 8-K dated February 26, 1999 filed as of March 11, 1999

         (i) Current Report on Form 8-K dated April 29, 1999 filed as of April 30, 1999

         (j) Current Report on Form 8-K dated May 11, 1999 filed as of May 12, 1999

         (k) Current Report on Form 8-K dated February 26, 1999 filed as of June 4, 1999

         (l) Current Report on Form 8-K/A dated February 26, 1999 filed as of July 16, 1999

         (m) Current Report on Form 8-K/A dated February 26, 1999 filed as of July 26, 1999

         (n) Current Report on Form 8-K dated July 27, 1999 filed as of July 29, 1999

         (o) Current Report on Form 8-K dated October 15, 1999 filed as of October 15, 1999

         (p) The description of the Company's common stock contained in Amendment No. 1 to Form S-3 dated May 24, 1999 (File No. 333-76951)

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not required to be filed with this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         Article SEVENTH (2) of the Restated Certificate of Incorporation of the Company provides as follows:

               "To the full extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification."

         Article XXII of the ByLaws of the Company provides that the Company shall indemnify to the fullest extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of the Company or serves or served any other enterprise at the request of the Company.

         In addition, the Company has director and officer insurance and other insurance policies which insure directors and officers against loss in connection with actions taken or omitted to be taken in their official capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         A list of all Exhibits filed as part of this Registration Statement is as follows:

         EXHIBIT                            DESCRIPTION
         -------                            -----------
           4.1            Amended and Restated Rights Agreement dated as of
                          July 9, 1996, filed as Exhibit 1 to the report on
                          Form 8-K dated July 9, 1996, and incorporated herein
                          by reference.

           5.1            Opinion of Gregory F. Pilcher, Vice President,
                          General Counsel and Corporate Secretary of the
                          Company, as to the legality of the Common Stock being registered.

          23.1            Consent of Arthur Andersen LLP relating to
                          Kerr-McGee Corporation financial statements.

          23.2            Consent of Gregory F. Pilcher (Contained in Exhibit
                          5.1).

          23.3            Consent of PricewaterhouseCoopers LLP relating to
                          Kerr-McGee Corporation financial statements.

          24              Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act").

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

                          Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration
                          Statement.

         2. That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 15th day of December, 1999.


                                       KERR-McGEE CORPORATION
                                       (Registrant)



                                       By:     /s/ Luke R. Corbett *
                                           -------------------------------
                                                   Luke R. Corbett
                                               Chairman of the Board,
                                           Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                            TITLE                                       DATE
---------                                            -----                                       ----
/s/ Luke R. Corbett*                                 Chairman of the Board,                     December 15, 1999
------------------------------------                 Chief Executive Officer
Luke R. Corbett                                      and Director


------------------------------------                 Vice Chairman and                          December 15, 1999
Tom J. McDaniel                                      Director


/s/ Robert M. Wohleber*                              Senior Vice President                      December 15, 1999
------------------------------------                 and Chief Financial Officer
Robert M. Wohleber


/s/ Deborah A. Kitchens*                             Vice President, Controller                 December 15, 1999
------------------------------------                 and Chief Accounting Officer
Deborah A. Kitchens


/s/ William E. Bradford*                             Director                                   December 15, 1999
------------------------------------
William E. Bradford


/s/ Sylvia A. Earle*                                 Director                                   December 15, 1999
------------------------------------
Sylvia A. Earle


/s/ David C. Genever-Watling*                        Director                                   December 15, 1999
------------------------------------
David C. Genever-Watling


/s/ Martin C. Jischke*                               Director                                   December 15, 1999
------------------------------------
Martin C. Jischke


/s/ William C. Morris*                               Director                                   December 15, 1999
------------------------------------
William C. Morris

SIGNATURE                                            TITLE                                       DATE
---------                                            -----                                       ----
/s/ John J. Murphy*                                  Director                                 December 15, 1999
------------------------------------
John J. Murphy


/s/ Leroy C. Richie*                                 Director                                 December 15, 1999
------------------------------------
Leroy C. Richie


/s/ Matthew R. Simmons*                              Director                                 December 15, 1999
------------------------------------
Matthew R. Simmons


/s/ Farah M. Walters*                                Director                                 December 15, 1999
------------------------------------
Farah M. Walters


/s/ Ian L. White-Thomson*                            Director                                 December 15, 1999
------------------------------------
Ian L. White-Thomson


*By:                                                                                          December 15, 1999
    --------------------------------
      Tom J. McDaniel
      as Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT                           DESCRIPTION
NUMBER
   4.1            Amended and Restated Rights Agreement dated as of July 9,
                  1996, filed as Exhibit 1 to the report on Form 8-K dated July
                  9, 1996, and incorporated herein by reference.

   5.1            Opinion of Gregory F. Pilcher, Vice President, General
                  Counsel and Corporate Secretary of the Company, as to the legality of the Common Stock being registered.


  23.1            Consent of Arthur Andersen LLP relating to Kerr-McGee
                  Corporation financial statements.


  23.2            Consent of Gregory F. Pilcher (Contained in Exhibit 5.1).

  23.3            Consent of PricewaterhouseCoopers LLP relating to Kerr-McGee
                  Corporation financial statements.

  24              Powers of Attorney


                                       i